Exhibit 5.1

[●] 2017

Matter No.:357164

Doc Ref: 13241898

+1 441 278 7904

edward.rance@conyersdill.com

Liberty Latin America Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Liberty Latin America Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-1 (Registration No. 333-) filed with the U.S. Securities and Exchange Commission (the “Commission”) on [        ], 2017 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of [number] Class A common shares, par value US$0.01 each (the “Class A Shares”), [number] Class B common shares, par value US$0.01 each (the “Class B Shares”) and [number] Class C common shares, par value US$0.01 each (the “Class C Shares”, and, together with the Class A Shares and the Class B Shares, the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on [    ], 2017 [minutes of a meeting/written resolutions] of its directors [held on/dated] [        ], 2017 (together, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

For the purpose our opinion paragraph 2 below, we have reviewed and relied upon a copy of the register of members of Liberty Global plc (“LGP”) dated [●] 2017 prepared by Computershare Trust Company, N.A. the registrar and transfer agent for LGP. The Common Shares will be distributed on a one-for-one basis: (i) in the case of the Class A Shares, in respect of the issued LiLAC Class A Ordinary Shares of LGP; (ii) in the case of the Class B Shares, in respect of the issued LiLAC Class B Ordinary Shares of LGP; (iii) in the case of the Class C Shares, in respect of the issued LiLAC Class C Ordinary Shares of LGP, in each case on the basis of the number of the relevant class of LiLAC Ordinary Shares in issue on the record date, following the contribution of the LiLAC Group (as defined in the Registration Statement) by LGP to the Company as described under the caption “The Split-Off” in the prospectus forming a part of the registration statement (the “Split-Off”).

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

Upon the consummation of the Split-Off, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

Edward Rance